POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Andrew A. Davis, Samuel P. Ynzunza, Sheldon R. Stein and Arthur Don, and each of them, her attorneys-in-fact, each with the power of substitution, for her in any and call capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933 (Registration No. 2-57209) and/or the Investment Company Act of 1940 (Registration No. 811-2679), whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all appropriate state or federal regulatory authorities. The under signed hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 29TH day of April, 1997.




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Eileen Street
Assistant Treasurer and
Assistant Secretary